UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 30, 2006
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)
2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 27, 2006, Peerless Systems Corporation (“Peerless”) and PMC Sierra Corporation (“PMC”) entered into that certain Development Agreement, dated March 27, 2006 (the “Agreement”) whereby Peerless will assist PMC in developing an Application Specific Integrated Circuit (“ASIC”) device. PMC will pay Peerless for the engineering services provided by Peerless. Licenses for Peerless intellectual property to be used or distributed in connection with the device will be separately negotiated. The Agreement will be filed as an exhibit to Peerless’ Annual Report on Form 10-K for the year ended January 31, 2006, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the press release attached as Exhibit 99.2 hereto, and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On March 30, 2006, Peerless issued a press release, which sets forth its results of operations for the quarter and year ended January 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 30, 2006, William R. Neil, Peerless’ Vice President, Finance, Chief Financial Officer, informed the Company of his decision to resign during calendar year 2006. Peerless has begun the search process for a new Vice President, Finance, Chief Financial Officer. No effective date has been set for Mr. Neil’s resignation.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Peerless Systems Corporation press release dated March 30, 2006.

99.2	Peerless Systems Corporation press release dated March 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: March 30, 2006	By:	/s/ William Neil
		Name:	William Neil
		Title:	Vice President, Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Peerless Systems Corporation press release dated March 30, 2006.

99.2	Peerless Systems Corporation press release dated March 30, 2006.

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